Exhibit 21.1


                                  EnSurge, Inc.

                         SUBSIDIARIES OF THE REGISTRANT

      Subsidiary Name       State or        Names Under Which
                              Other       Each Subsidiary Does
                           Jurisdiction         Business
                                of
                          Incorporation
                                or
                            Organization

   Outbound Enterprises,       Utah                Same
   Inc.

   iShopper Internet           Utah                Same
   Services, Inc.

   NowSeven.com, Inc.        Delaware              Same

   Stinkyfeet.com, Inc.        Utah                Same

   Uniq Studios, Inc.         Nevada               Same

   Totalinet.net, Inc.        Nevada               Same

   Atlantic Technologies     Florida               Same
   International, Inc.

   Internet Software         Florida               Same
   Solutions, Inc.

   KT Solutions, Inc.       California             Same

   ZaiBon, Inc.               Nevada               Same